SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 5, 2006

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Mobilepro Corp. announced on January 5, 2006 that it had entered into a letter of intent to acquire 100% of Kite Networks, Inc. and the remaining 49% of Kite Broadband, LLC which it does not already own. The completion of the transaction is subject to a number of factors, including but not limited to, the satisfactory completion of due diligence, the negotiation and execution of definitive agreements, and other customary closing conditions. There can be no assurance that the merger will be consummated as set forth in the letter of intent, which is nonbinding with respect to the terms of the proposed transaction and the obligation to close. The terms of the transaction were not disclosed. If completed, the transaction is currently anticipated to close within 30 days.

The letter of intent and press release regarding this announcement are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter of Intent

99.2	Press Release, dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer
MOBILEPRO CORP.

Date: January 5, 2006